                                                                      EXHIBIT 11

                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

                              EXHIBIT TO FORM 10-Q

                           FOR THE THREE MONTHS ENDED
                            AUGUST 31, 1997 AND 1996

                      COMPUTATION OF LOSS PER COMMON SHARE
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)



                                                                                                 Three Months Ended
                                                                                     ---------------------------------------------
                                                                                      August 31,                     August 31,
                                                                                         1997                           1996
                                                                                     -------------                 -------------
Primary fully diluted:
Net Loss                                                                             $    (24,568)                  $    (61,212)
    Subsidiary preferred stock dividend                                                    (1,259)                        (1,098)
                                                                                     ------------                   ------------
Loss applicable to common shares                                                     $    (25,827)                  $    (62,310)
                                                                                     ============                   ============
Average number of common shares and
  common share equivalents outstanding
    Average number of common shares
      outstanding during the period                                                    75,782,000                     74,069,000
    Add common share equivalents -
      Options to purchase common shares - net                                               8,000                        379,000
                                                                                     ------------                   ------------
Average number of common shares and
  common share equivalents                                                             75,790,000(A)                  74,448,000(A)
                                                                                     ============                   ============
Loss per common share                                                                $       (.34)(A)               $       (.84)(A)
                                                                                     ============                   ============



(A) In accordance with Accounting Principles Board Opinion No. 15, the inclusion of common share equivalents in the computation of earnings per share need not be considered if the reduction of earnings per share is less than 3% or the effect is anti-dilutive. Therefore, loss per common share and common share equivalents as shown on the Consolidated Statements of Operations for the periods presented do not include the common share equivalents as their effect is anti-dilutive.